SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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OmniComm Systems, Inc.

(Name of Registrant as Specified In Its Charter)

not applicable

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OMNICOMM SYSTEMS, INC.

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 22, 2005

The 2005 Annual Meeting of the Stockholders of OmniComm Systems, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, at the Comfort Suites, 2540 Davie Road, Fort Lauderdale, Florida 33317 on July 22, 2005. At the 2005 Annual Meeting, you will be asked to vote on the following matters:

1.	To elect a Board of Directors consisting of five members.

2.	To ratify the appointment of Greenberg & Co, LLC as the independent auditors of OmniComm Systems.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors recommends that you vote FOR the Board’s nominees for director and the ratification of the appointment of the independent auditors.

Only stockholders of record, as shown by the transfer books of OmniComm Systems at the close of business on May 29, 2005, will be entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the 2005 Annual Meeting will be available for examination by any stockholder for the proper purpose during normal business hours at our offices for a period of at least 10 days preceding the 2005 Annual Meeting.

All stockholders are invited to attend the Annual Meeting in person. However, even if you expect to be present at the Annual Meeting, we ask that as promptly as possible you mark, sign, date and return the enclosed proxy card in the postage pre-paid envelope provided. Stockholders attending the 2005 Annual Meeting may vote in person even if they have previously voted.

This Notice, Proxy Statement, proxy card and the Annual Report of OmniComm Systems are being mailed on or about June 10, 2005.

By Order of the Board of Directors

/s/ Randall G. Smith
Randall G. Smith
Chairman, Chief Technology Officer

Davie, Florida

June 10, 2005

OMNICOMM SYSTEMS, INC.

2555 Davie Road, Suite 110-B

Davie, Florida 33317

PROXY STATEMENT

DATED JUNE 10, 2005

2005 ANNUAL MEETING OF STOCKHOLDERS

July 22, 2005

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (hereinafter, “the Board”) of OmniComm Systems, Inc. (hereinafter, “OmniComm” or the “Company”), a Delaware corporation, of proxies to be voted at the 2005 Annual Meeting of Stockholders (hereinafter, “the Annual Meeting”) to be held at Comfort Suites located at 2540 Davie Road, Fort Lauderdale, Florida 33317on July 22, 2005 at 10:00 a.m. Eastern Standard Time or at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (hereinafter, “the Notice”). The Annual Report on Form 10-KSB of the Company for the most recently completed fiscal year ended December 31, 2004 (hereinafter, “Annual Report”) is being mailed together with this Proxy Statement and form of Proxy. This Proxy Statement and the proxy card are to be first mailed to stockholders on or about June 10, 2005

Questions and Answers

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

1. What may I vote on at the 2005 Annual Meeting?

At the 2005 Annual Meeting, stockholders will consider and vote upon the following matters:

•	to elect a Board of Directors consisting of five members;

•	to ratify the appointment of Greenberg & Co., LLC as the independent auditors of OmniComm Systems; and

•	such other matters as may properly come before the 2005 Annual Meeting or any adjournment or postponement thereof.

2. How does the Board recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR each proposal.

3. How do I vote?

Sign and date each proxy card you receive and return it in the postage-paid envelope prior to the 2005 Annual Meeting.

4. Can I revoke my proxy?

You have the right to revoke your proxy at any time before the 2005 Annual Meeting by:

•	notifying the Secretary of OmniComm Systems in writing;

•	voting in person at the 2005 Annual Meeting; or

•	returning a later-dated proxy card.

5. What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

6. What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Jersey Transfer and Trust Co., 201 Bloomfield Avenue, PO Box 36, Verona, New Jersey 07044, telephone 973-239-2712, or if your shares are held in “street name,” by contacting the broker or bank holding your shares.

7. Who is entitled to vote at the 2005 Annual Meeting?

Only the holders of record of our stock entitled to vote as of the close of business on May 29, 2005 (“Record Date”) are entitled to notice of and to vote at the 2005 Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter voted upon. Each share of 5% Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock entitles its holder to cast one vote for each share of common stock issuable upon the conversion of such security on each matter to be voted upon as if such security was converted immediately prior to such vote.

8. How many votes may be cast?

As of May 29, 2005, the Record Date, a total of 18,979,277 shares of the Company’s common stock, 4,215,224 shares of 5% Series A Convertible Preferred Stock, 131,250 shares of Series B Convertible Preferred Stock and 337,150 shares of Series C Convertible Preferred Stock were issued and outstanding. Based upon the current conversion price for each of the 5% Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock on May 29, 2005, these holders would be entitled to 21,546,149 votes at a meeting of stockholders, and the common stockholders would be entitled to 18,979,277 votes, for an aggregate of 40,525,426 votes (“Voting Securities”). The number of votes for each holder of the shares of our 5% Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock may differ depending upon the conversion price of such shares, which is based on the market price of our stock, on the day the votes are cast. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s Voting Securities, see Security Ownership of Certain Beneficial Owners and Management. The closing price of the Company’s common stock on the OTC Bulletin Board on the Record Date was $ 0.26 per share.

9. What is a “quorum” at the 2005 Annual Meeting?

A “quorum” is a majority of the outstanding shares entitled to vote. The shares may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

10. What vote is required to approve each proposal?

Once a quorum has been established, a plurality of the votes cast by the shares entitled to vote at the 2005 Annual Meeting is necessary to elect the directors (Proposal 1), and ratify the appointment of the independent auditors (Proposal 2).

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

11. What happens if I abstain?

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes.

12. How will voting on any other business be conducted?

Although we do not know of any business to be considered at the 2005 Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the 2005 Annual Meeting, your signed proxy card gives authority to the proxy holders, Cornelis Wit, Randall G. Smith, and Ronald T. Linares to vote on such matters at his discretion.

13. Who are the largest principal stockholders?

For information regarding holders of more than 5% of OmniComm System’s outstanding Voting Securities, see “Security Ownership of Certain Beneficial Owners and Management” appearing later in this Proxy Statement.

14. Who will bear the cost of this solicitation?

OmniComm Systems will bear the entire cost of the solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of OmniComm Systems without additional compensation. We anticipate that the costs of the solicitation will not exceed $10,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At May 29, 2005 there were an aggregate of:

•	25,365,972 shares of common stock,

•	4,215,224 shares of 5% Series A Preferred Stock,

•	65,000 shares of Series B Preferred Stock, and

•	337,150 shares of Series C Preferred Stock

issued and outstanding. These securities comprise our “Voting Securities”. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The holders of the 5% Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are also entitled to vote on matters submitted to our stockholders, with one vote for each share of common stock into which these series of our preferred stock are convertible. Based upon the current conversion price for each of the 5% Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock on May 29, 2005, these holders would be entitled to 18,896,149 votes at a meeting of our stockholders, and the common stockholders would be entitled to 25,365,972 votes, for an aggregate of 44,261,121 votes for all currently outstanding Voting Securities.

The following table sets forth, as of May 29, 2005 information known to us relating to the beneficial ownership of shares of our Voting Securities by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of Voting Securities, aggregate all three classes together;

•	each director;

•	each executive officer; and

•	all executive officers and directors as a group.

Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from May 29, 2005 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of May 29, 2005 have been exercised or converted.

The following table, however, gives no effect to the exercise of any outstanding options or warrants unless specifically set forth therein. We believe that all persons named in the table have sole voting and investment power with respect to all shares of Voting Securities beneficially owned by them. Unless otherwise noted, the address for each person is 2555 Davie Road, Suite 110-B, Davie, Florida 33317.

Name of Beneficial Owner	No. of Shares Beneficially Owned	Percentage of Voting Securities
Cornelis Wit (1) (12)	1,633,603	3.60%
Randall G. Smith (2) (12)	1,785,986	3.94%
Ronald T. Linares (3) (13)	671,529	1.49%
Charles R. Beardsley (4) (12)	555,000	1.24%
Guus van Kesteren (5) (12)	1,693,901	3.75%
Matthew D. Veatch (6) (12)	100,000	0.22%
Charles E. Leonard (7)	100,000	0.22%
ComVest Venture Partners LP (8)	3,904,000	8.07%
Noesis Capital Corp. (9)	3,772,683	7.95%
Noesis N.V. (10)	6,665,030	14.29%
Magnolia Private Foundation (11)	2,472,504	5.47%

All Directors and Officers as a group (seven persons) (12)	6,540,019	13.57%

(1)	Includes vested options to purchase an aggregate of 755,000 shares of our common stock at prices ranging from $0.25 to $2.20 per share with expiration dates ranging from November 2005 to December 2010, 304,000 shares of our common stock issuable upon conversion of our Series C Stock, and 152,000 shares of our common stock issuable upon conversion of warrants.
(2)	Includes vested options to purchase an aggregate of 809,270 shares of our common stock at prices ranging from $0.25 to $2.75 per share with expiration dates ranging from November 2005 to December 2010.
(3)	Includes vested options to purchase an aggregate of 612,000 shares of our common stock at prices ranging from $0.25 to $2.75 per share with expiration dates ranging from March 2006 to December 2010.
(4)	Includes vested options to purchase an aggregate of 455,000 shares of our common stock at $0.25 per share with expiration dates ranging from March 2006 to December 2010.
(5)	Includes vested options to purchase an aggregate of 380,000 shares of our common stock at prices ranging from $0.25 to $2.20 per shares with expiration dates ranging from May 2005 to December 2010, 352,000 shares of our common stock issuable upon conversion of warrants, 100,000 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 504,000 shares of our common stock issuable upon conversion of our Series C Preferred Stock.
(6)	Includes vested options to purchase an aggregate of 100,000 shares of our common stock at $0.25 per share expiring in December 2010.
(7)	Includes vested options to purchase an aggregate of 100,000 shares of our common stock at $0.25 per share expiring in December 2010.

(8)	Includes 3,000,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share. Also includes 452,000 shares of our common stock issuable upon the conversion of our Series B Preferred Stock and 452,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that ComVest Venture Partners LP received from Commonwealth Associates. ComVest Venture Partners, LP is an affiliate of the Commonwealth Associates, L.P., the placement agent for our private offering of our Series B Preferred Stock. The information presented for ComVest Venture Partners, LP, however, does not include any holdings of Commonwealth Associates, L.P., or its affiliates. ComVest Venture Partner’s address is 830 Third Avenue, Fourth Floor, New York, NY 10022.
(9)	Includes 400,000 shares of our common stock issuable upon the conversion of our Series C Preferred Stock and 1,128,400 shares of our common stock issuable upon the conversion of warrants at an exercise price ranging from $.25 to $1.10 per share, including 389,833 warrants held by Noesis International Holding, the parent company of Noesis Capital Corp. Also includes 993,900 shares of our common stock issuable upon the conversion of shares of our Series C Preferred Stock and 496,950 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option. Noesis Capital Corp.’s address is 1801 Clint Moore Road, Suite 100, Boca Raton, FL 33487.
(10)	Includes 1,500,000 shares of our common stock issuable upon the conversion of shares of our Series B Preferred Stock, 2,172,532 shares of our common stock issuable upon the conversion of warrants and 960,000 shares of our common stock issuable upon conversion of our Series C Preferred Stock. Noesis, N.V.’s address is Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curacao, Netherlands Antilles.
(11)	Includes 1,220,000 shares of our common stock issuable upon the conversion of our Series C Preferred stock and 760,000 shares of our common stock issuable upon the conversion of warrants at exercise prices ranging from $0.25 to $0.75 per share. Magnolia Private Foundation’s address is c/o Jan Vandamme, Grote Moerstraat 44, 8200 Brugge, Belgium
(12)	Includes footnotes (1) through (7) above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3 (d) of the Exchange Act during the fiscal year ended December 31, 2004, we are not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2004, except that:

Cornelis F. Wit, our President and CEO and a director, filed a Form 4 on January 7, 2005 to report a grant of 175,000 stock options on December 31, 2004. Randall G. Smith, our Chief Technology Officer and a director, filed a Form 4 on January 14, 2005 to report a grant of 150,000 stock options on December 31, 2004. Ronald T. Linares, our Chief Financial Officer, filed a Form 4 on January 7, 2005 to report a grant of 75,000 stock options on December 31, 2004. Charles R. Beardsley, our Senior Vice President of Marketing and Sales, filed a Form 4 on January 7, 2005 to report a grant of 150,000 stock options on December 31, 2004.

The foregoing Forms where filed late due to the time incurred to obtain current EDGAR filing codes for the individuals making the filings.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors Meetings and Committees

The Board of Directors meets regularly during the year to review matters affecting OmniComm Systems and to act on matters requiring Board approval. It also holds special meetings whenever circumstances require and may act by unanimous written consent. During the fiscal year ended December 31, 2004, there were 4 meetings of the Board, and the Board took action two additional times by unanimous written consent. Each member of the Board participated in each action of the Board.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. From time to time, the Board of Directors may establish additional committees.

Audit Committee. The Audit Committee of the Board of Directors is responsible for the engagement of our independent public accountants, approves services rendered by our accountants, reviews the activities and recommendations of our internal audit department, and reviews and evaluates our accounting systems, financial controls and financial personnel. The Board has previously adopted a charter for the Audit Committee. The Audit Committee is presently composed of Mr. van Kesteren and Mr. Leonard. Mr. van Kesteren is Chairman of the Audit Committee. Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of The NASDAQ Stock Market, Inc. The Audit Committee met four times in fiscal 2004.

None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Like many small companies with limited revenues we have had difficulty in attracting independent members to our Board of Directors. Our three independent directors were selected to join our Board of Directors as they brought additional industry background and general business skills to our Board which our management believes is necessary to assist us to grow our company. At such time as we add one or more additional independent directors, we will seek to add a director who meets the definition of “audit committee financial expert.”

2004 Audit Committee Report

The Audit Committee of the Board of Directors serves as the representative of the Board for general oversight of OmniComm System’s financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a charter for the Audit Committee. Management of OmniComm Systems has responsibility for preparing financial statements of OmniComm Systems as well as OmniComm System’s financial reporting process. Greenberg & Co., acting as independent auditors, are responsible for expressing an opinion on the conformity of OmniComm System’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2004 with OmniComm System’s management.

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

3.	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed the matter of independence with the independent auditors.

4.	Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors of OmniComm Systems, and the Board has approved, that the audited financial statements be included in OmniComm System’s Annual Report on Form 10-KSB for the year ended December 31, 2004, for filing with the Securities and Exchange Commission (“SEC”).

Each member of the Audit Committee is independent as defined under the listing standards of the Nasdaq Stock Market.

Guus van Kesteren – Chairman

Charles Leonard

Compensation Committee. The Compensation Committee establishes and administers our executive compensation practices and policies, reviews the individual elements of total compensation for elected officers and recommends salary adjustments to the Board of Directors. In addition, the Committee determines the number of performance shares and other equity incentives awarded to elected officers and the terms and conditions on which they are granted, amends compensation plans within the scope of the Committee’s authority and recommends plans and plan amendments to the Board, sets company policy for employee benefit programs and plans and oversees administration of employee retirement plans and various other benefit plans as we may establish from time to time. The Committee consists of Messrs. van Kesteren, Smith and Wit. The Committee met one time in fiscal 2004.

Governance and Nominating Committee: The Governance and Nominating Committee reviews and makes recommendations to the Board of Directors with respect to:

•	the responsibilities and functions of the Board and Board committees and with respect to Board compensation,

•	the composition and governance of the Board, including recommending candidates to fill vacancies on, or to be elected or re-elected to, the Board,

•	candidates for election as Chief Executive Officer and other corporate officers,

•	monitoring the performance of the Chief Executive Officer and our plans for senior management succession, and

•	reviewing and recommending the policies and procedures necessary for the effective management of our company.

The Committee uses various methods to identify director nominees. The Committee assesses the appropriate size and composition of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Committee through current board members, stockholders, or other sources. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise.

Messrs. Veatch and van Kesteren are members of the Governance and Nominating Committee. The Governance and Nominating Committee met one time in fiscal 2004. The Committee does not presently consider nominees selected by our stockholders.

Identifying and Evaluating Director Nominees

Working closely with the full Board, the Governance and Nominating Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, including, among others, the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent Directors and the need for financial or other specialized expertise. Applying these criteria, the Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. Once the Committee has identified a prospective nominee—whether the prospective nominee is recommended by a shareholder or otherwise—it makes an initial determination as to whether to conduct a full evaluation, taking into account the information provided to the Committee with the recommendation of the candidate as well as the Committee’s own knowledge, supplemented as appropriate by inquiries to third parties. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria that the Committee has established. If the Committee determines, in consultation with the Chairman of the Board and other Directors as appropriate, that additional consideration is warranted, it will gather additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report.

The Governance and Nominating Committee will consider director candidates submitted by stockholders addressed to: OmniComm Systems, Inc. Board of Directors, 2555 Davie Road, Suite 110-B, Davie, Florida 33317, Attention: Corporate Secretary. Such recommendations should be accompanied by (i) evidence of the stockholder’s stock ownership over the last year, (ii) a statement that the stockholder is not a competitor of OmniComm Systems, (iii) a resume and contact information for the director candidate, as well as a description of the candidate’s qualifications and (iv) a statement whether the candidate has expressed interest in serving as a director. The Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders as it does for candidates proposed by other parties. The Committee will consider such candidacy and will advise the recommending stockholder of its final decision. A stockholder who wishes to nominate a person for Director must provide the nomination in writing to the Secretary at the Company’s principal offices pursuant to the notice provisions in the By-laws. Such notice must be received not less than 60 nor more than 90 days prior to the Annual Meeting or, if less than 70 days’ notice of the date of such meeting has been given, then within 10 business days following the first public disclosure of the meeting date or the mailing of the Company’s notice. Any such notice must contain information regarding the nominee and the proponent. Details concerning the nature of such information are available without charge from us.

Contacting the Board of Directors

Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management Directors as a group may do so by writing to Chairman of the Board, OmniComm Systems, Inc., 2555 Davie Road, Suite 110-B, Davie, Florida 33317. Under a process approved by the Governance and Nominating Committee of the Board for handling letters received by the Company and addressed to non-management members of the Board, the Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters, as described below.

Accounting Matters

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (“Accounting Matters”). Employees with concerns regarding Accounting Matters may report their concerns directly to the Audit Committee via the confidential reporting system maintained by OmniComm Systems. Non-employee complaints regarding Accounting Matters may be reported by writing to the Audit Committee c/o Corporate Secretary, at our headquarters at 2555 Davie Road, Suite 110-B, Davie, Florida 33317.

Code of Ethics

Effective March 1, 2004, our board of directors adopted a Code of Business Conduct and Ethics that applies to, all of our employees and members of our Board of Directors. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our company’s personnel shall be accorded full access to our President with respect to any matter that may arise relating to the Code of Business Conduct and Ethics. Further, all of our company’s personnel are to be accorded full access to our company’s Board of Directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our President.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our company’s President. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the President, the incident must be reported to any member of our Board of Directors. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company’s Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics is available on the SEC website located at :www.sec.gov filed as Exhibit D to our Proxy Statement dated June 4, 2003. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: OmniComm Systems, Inc., 2555 Davie Road, Suite 110-B, Davie, Florida 33317.

MANAGEMENT

The following individuals are our executive officers and the members of our Board of Directors. Each Director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his or her successor is elected and qualified. Our by-laws permit the board of directors to fill any vacancy and such director may serve until the next annual meeting of stockholders or until his or her successor is elected and qualified. The Board of Directors elects officers annually and their terms of office are at the discretion of the Board.

Person	Age	Position
Cornelis F. Wit	58	Chief Executive Officer, President and Director
Randall G. Smith	47	Chairman and Chief Technology Officer
Ronald T. Linares	42	Chief Financial Officer
Charles Beardsley	59	Senior Vice President Marketing and Sales
Guus van Kesteren	64	Director
Matthew D. Veatch	35	Director
Charles E. Leonard	70	Director

Biographical information about our Directors and Director Nominees is provided below under Proposal 1.

Ronald T. Linares. Mr. Linares has served as our Chief Financial Officer since April 2000. Prior to joining us, from 1996 until 1999, Mr. Linares was Chief Financial Officer of First Performance Corp., a financial consulting firm, and from 1992 to 1996, Mr. Linares served in various senior financial positions within the Kenny Rogers Roasters Company including Chief Financial Officer of Foodquest, Inc. from 1994 to 1996. Mr. Linares received a B.S. from the University of Florida and a Masters in Public Accountancy from Barry University.

Charles Beardsley. Mr. Beardsley has served as Senior Vice President, Marketing and Sales since January 2003. Prior to joining us, from 1974 to 1995, Mr. Beardsley spent most of his career at Rhone-Poulenc Rorer (RPR, now Aventis Pharmaceuticals), where he served as Vice President of U.S. Marketing and Sales and later as President and General Manager of RPR Canada. More recently, he has served in senior level leadership roles with ASI Business Solutions, from 1997 to 1999, CB Technologies, from 2001 to 2002, and Quintiles Transnational, from 2000 to 2001, companies involved in information technology to include electronic data capture, business intelligence, decision-support and sales force automation and optimization. Mr. Beardsley received his B.S from San Jose State University and his M.B.A. from Golden Gate University.

Certain Relationships and Related Transactions

Cornelis F. Wit, our President and Chief Executive Officer and a member of our Board of Directors served as President of Corporate Finance of Noesis Capital Corp. from March 1995 to September 2000. Noesis Capital Corp., a NASD member firm, has served as placement agent for us in six private placements of securities which occurred between September 1999 and September 2004. Guus van Kesteren, a member of our Board of Directors, is a consultant to Noesis Capital Corp.

Between February 2001 and July 2001, we borrowed an aggregate of $190,000 from Guus van Kesteren under promissory notes which bore interest of 12% per annum. These promissory notes were amended and restated on August 30, 2001 in the amount of $196,644 with new terms which included an interest rate of 8% per annum, and with one half of the principal payable upon the closing of any financing by us resulting in gross proceeds in excess of $2,000,000, and the balance of the principal together with accrued interest payable no later than August 30, 2003. This note was amended in September 2004 extending the maturity date to October 2006.

During March 2002, we borrowed $2,341 from Randall G. Smith, our Chairman of the Board and Chief Technology Officer. This amount was repaid without interest on April 12, 2002. In addition, we borrowed $6,000 without interest from Mr. Smith on November 25, 2002. In March 2003 this note was amended and restated extending the maturity date to January 31, 2005.

In December 2002, we borrowed $50,000 from Cornelis Wit, our President and Chief Executive Officer and a member of our board of directors. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on March 31, 2003. This note was amended in September 2004 extending the maturity date to October 31, 2006.

In December 2002, we borrowed $50,000 from Guus van Kesteren a member of our board of directors. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on March 31, 2003. This note was amended in September 2004 extending the maturity date to October 31, 2006.

In March 2003, we borrowed $2,600 from Cornelis Wit, our Chief Executive Officer and President and a member of our board of directors. This amount was repaid without interest on April 3, 2003.

From September to November 2003 we borrowed $262,000 from Cornelis Wit, our President and Chief Executive Officer, and a member of our board of directors. These amounts were borrowed under promissory notes bearing interest at 9% per annum with maturity dates ranging from January 31, 2005 to October 31, 2005. These notes were amended and restated on September 30, 2004 under the terms of a new note bearing interest at 9% interest payable on October 31, 2006.

During October 2003, the Company borrowed $16,000 from Guus van Kesteren, a Company Director. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on October 31, 2005. On December 31, 2003, Mr. van Kesteren elected to convert this note payable into common stock of the Company at a conversion price of $0.25 per share. The Company issued 64,000 shares of restricted common stock in connection with this conversion.

From February to June 2004, the Company borrowed $106,000 from Guus van Kesteren, a Company Director. These amounts were borrowed under promissory notes bearing interest at 9% per annum with maturity dates ranging from January 31, 2006 to October 31, 2006. These notes were amended and restated on June 30, 2004 under the terms of a new note bearing interest at 9% interest payable on October 31, 2006.

From January to June 2004, the Company borrowed $153,500 from Cornelis Wit, the Company’s President and Chief Executive Officer and a Director. These amounts were borrowed under promissory notes bearing interest at 9% per annum with maturity dates ranging from January 31, 2006 to October 31, 2006. These notes were amended and restated on June 30, 2004 under the terms of a new note bearing interest at 9% interest payable on October 31, 2006.

EXECUTIVE COMPENSATION

Compensation Summary

The following table summarizes all compensation recorded by OmniComm Systems in each of the last three fiscal years for our Chief Executive Officer and each of the other executive officers serving as such whose annual compensation exceeded $100,000.

Long term Compensation
		Annual Compensation							Awards			Payouts
(a) Name And Principal Position	(b) Year	(c) Salary ($)			(d) Bonus ($)		(e) Other Annual Compen- sation ($)		(f) Restricted Stock Awards ($)		(g) Securities Under- lying Options SARs (#)	(h) LTIP Payout ($)		(i) All other Compen- sation ($)
Cornelis F. Wit, CEO/Director	2004 2003 2002	$ $ $	186,987 176,538 67,385	(1)	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-	175,000 180,000 190,000	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-

Randall Smith President/Director	2004 2003 2002	$ $ $	181,500 171,346 156,000		$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-	317,270 155,000 65,000	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-

Ronald T. Linares CFO	2004 2003 2002	$ $ $	161,000 155,769 138,880		$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-	75,000 75,000 45,000	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-

Charles Beardsley Vice President	2004 2003	$ $	173,050 150,000	(2)	$ $	-0- -0-	$ $	-0- -0-	$ $	25,000 25,000	150,000 155,000	$ $	-0- -0-	$ $	-0 -0

Christopher Droz Vice President	2004 2003	$ $	119,261 115,854		$ $	-0- -0-	$ $	-0- -0-	$ $	-0- -0-	-0- 101,000	$ $	-0- -0-	$ $	-0 -0

(1)	Mr. Wit joined our company as CEO on June 1, 2002.
(2)	Mr. Beardsley joined our company on January 7, 2003.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants
(a) Name	(b) Number of Securities Underlying Options/ SARs Granted (#)	(c) % of Total Options/ SARs Granted to Employees in Fiscal Year	(d) Exercise or Base Price ($/Share)	(e) Expiration Date
Cornelis F. Wit	175,000	14.7%	$0.25	12/31/10
Randall Smith	150,000	26.6%	$0.25	12/31/10
Ronald Linares	75,000	6.3%	$0.25	12/31/10
Charles Beardsley	150,000	12.6%	$0.25	1/6/08

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

	(b) Shares Acquired On Exercise (#)	(c) Value Realized ($)	(d) Number of Securities Underlying Unexercised Options/SARs at FY End (#)		(e) Value of Unexercised In-the-money Options/SARs at FY End ($)
(a) Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Cornelis Wit	-0-	$-0-	755,000	-0-	$-0-	$-0-
Randall Smith	-0-	$-0-	809,270	-0-	$-0-	$-0-
Ronald Linares	-0-	$-0-	612,000	-0-	$-0-	$-0-
Charles Beardsley	-0-	$-0-	405,000	50,000	$-0-	$-0-
Christopher Droz	-0-	$-0-	261,000	-0-	$-0-	$-0-

Employment Agreements

In December 2004, we entered into an employment agreement with Mr. Cornelis F. Wit to serve as our Chief Executive Officer and President through December 31, 2005. Mr. Wit receives an annual salary of $205,700 payable in cash and/or stock plus a bonus tied to our operating results. As part of the agreement incentive options are awardable under the agreement based upon sales and cash flow objectives. In the event that the we consummate a transaction with a third party resulting in the sale, merger, consolidation, reorganization or other business combination involving all or a majority of our business, assets or stock, whether effected in one transaction or a series of transactions due to the initiative of Mr. Wit (whether or not during the term of the agreement) Mr. Wit will receive a fee equal to 2% of the aggregate consideration. The agreement also provides, among other things, for participation in employee benefits available to employees and executives. Under the terms of the agreement, we may terminate Mr. Wit’s employment upon 30 days notice of a material breach and Mr. Wit may terminate the agreement under the same terms and conditions. The employment agreement contains customary non-disclosure provisions, as well as a one year non-compete clause if Mr. Wit leaves the company voluntarily or a six month non-compete clause following his termination by us.

In September 2004, we entered into a one-year employment agreement with Mr. Randall Smith to serve as our Chief Technology Officer. Under the terms of the agreement, as compensation for his services, Mr. Smith receives an annual salary of $200,000 to be paid in the form of cash and/or stock, as agreed upon by the parties, and he is eligible to receive a bonus based upon achieving technology related milestones. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Smith upon 30 days notice of a material breach and Mr. Smith may terminate the agreement under the same terms and conditions.

If Mr. Smith is terminated by us for any reason other than for cause, we must pay him severance benefits equal to six months salary. The employment agreement contains customary non-disclosure provisions, as well as a one year non-competition restriction following the termination of the agreement. The agreement renews automatically for one-year terms unless expressly cancelled by either Mr. Smith or the Company in writing ninety (90) days prior to termination of the term.

In September 2004, we entered into a one-year employment agreement with Mr. Ronald Linares to serve as our Chief Financial Officer. Under the terms of this agreement, Mr. Linares receives an annual salary of $167,440 to be paid in the form of cash and/or stock, as agreed upon by the parties, and he is eligible to receive additional incentive compensation based upon achieving financial milestones. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Linares upon 30 days notice of a material breach and Mr. Linares may terminate the agreement under the same terms and conditions. If Mr. Linares is terminated by us for any reason other than for cause, we must pay him severance benefits equal to six months salary. The employment agreement contains customary non-disclosure provisions, as well as a one year non-competition restriction following the termination of the agreement. The agreement renews automatically for one-year terms unless expressly cancelled by either Mr. Linares or the Company in writing ninety (90) days prior to termination of the term.

In January 2003, we entered into a three-year employment agreement with Mr. Charles Beardsley to serve as our Senior Vice President for Sales and Marketing. Under the terms of this agreement, Mr. Beardsley receives an annual salary of $171,600 to be paid in the form of cash and/or stock, as agreed upon by the parties, and he is eligible to receive additional incentive compensation based upon achieving financial milestones. Mr. Beardsley is eligible for a commission, payable on a quarterly basis, equal to 2% of the Company’s Net Operating Income as defined in an exhibit to his employment contract. Mr. Beardsley was granted an aggregate of 150,000 options under our 1998 Stock Incentive Plan. The options, which vest 50,000 annually beginning with January 2, 2004, are exercisable at a price of $0.25 per share, for five years from the date of vesting. Mr. Beardsley received a grant of 100,000 shares of restricted common stock upon execution of his employment agreement. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Beardsley upon 30 days notice of a material breach and Mr. Beardsley may terminate the agreement under the same terms and conditions. If Mr. Beardsley is terminated by us for any reason other than for cause, we must pay him severance benefits equal to twelve months salary. The employment agreement contains customary non-disclosure provisions.

1998 Stock Incentive Plan

Our 1998 Stock Incentive Plan (the “1998 Plan”) was adopted in January 1998, and was amended in July 2004 by our board of directors to increase the number of shares available under the 1998 Plan. This increase was approved by our stockholders at the annual stockholder meeting held on July 22, 2005.

The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements, by us under our 1998 Incentive Stock Plan as of December 31, 2004.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
1998 Stock Incentive Plan	4,562,770	$0.59	2,937,230

Total	4,562,770	$0.59	2,937,230

Description of the Plan

The purpose of the 1998 Plan is to provide a means through which we can attract able persons to enter and remain in our employ, and to provide a means whereby those key persons upon whom the responsibilities of our successful administration and management rest, and whose present and potential contributions to our welfare are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to our welfare and promoting an identity of interest between stockholders and these key persons.

A further purpose of the 1998 Plan is to provide such key persons with additional incentive and reward opportunities designed to enhance our profitable growth. So that the appropriate incentive can be provided, the 1998 Plan provides for granting incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, phantom stock unit awards and performance share units, or any combination of the foregoing.

We believe that the 1998 Plan encourages the participants to contribute materially to our growth and will align the economic interests of the participants with those of our stockholders.

General

We have reserved 7,500,000 shares of our common stock for issuance upon the exercise of options granted under the 1998 Plan. These shares may be authorized but unissued shares of our common stock or may be shares that we have reacquired, including shares we may purchase on the open market. If any options or stock appreciation rights granted under the 1998 Plan expire or are terminated for any reason without being exercised or restricted shares or performance shares are forfeited, the shares of common stock underlying that award will again be available for grant under the 1998 Plan.

Administration of the 1998 Plan

The Compensation Committee of our board of directors administers and interprets the 1998 Plan. The Compensation Committee has the sole authority to designate participants, grant awards and determine the terms of all grants, subject to the terms of the 1998 Plan. The Compensation Committee has the full authority to interpret the 1998 Plan and to make rules, regulations, agreements and instruments for implementing the 1998 Plan.

Eligibility

Grants may be made to any of our employees and to any non-employee member of the board of directors. Key advisors who perform services for us or any of our subsidiaries are eligible if they render bona fide services, not as part of the offer or sale of securities in a capital-raising transaction.

Options

Incentive stock options may be granted to employees, directors and key advisors. Non-qualified stock options may be granted to employees, key advisors and non-employee directors. The exercise price of common stock underlying an option is determined by the Compensation Committee at the time the option is granted, and may be equal to, greater than, or less than the fair market value of such stock on the date the option is granted; provided, that the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date the incentive stock option is granted, and the exercise price of an incentive stock option granted to an employee who owns more than 10% of our common stock, or who is an officer or director, cannot be less than 110% of the fair market value. Unless the applicable option agreement provides otherwise, a participant can exercise an option award after the option has fully vested, by paying the applicable exercise price in cash, or, with the approval of the Compensation Committee, by delivering shares of common stock owned by the grantee and having a fair market value on the date of exercise equal to the exercise price of the grants, or by such other method as the Compensation Committee approves, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

Options vest according to the terms and conditions determined by the Compensation Committee and specified in the grant instrument. The Compensation Committee determines the term of each option up to a maximum of 10 years from the date of grant except that the term of an incentive stock option granted to an employee who owns more than 10% of our common stock, or who is an officer or director, may not exceed five years from the date of grant. The Compensation Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

Restricted Stock

The Compensation Committee determines the number of restricted shares granted to a participant, subject to the maximum plan limit described above. Grants of restricted shares will be conditioned on such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Compensation Committee may determine in its sole discretion. The restrictions will remain in force during a restriction period set by the Compensation Committee. If the grantee is no longer employed by us during the restriction period or if any other conditions are not met, the restricted shares grant will terminate as to all shares covered by the grant for which the restrictions are still applicable, and those shares must be immediately returned to us.

Stock Appreciation Rights

The Compensation Committee can grant stock appreciation rights (SARs) to any participant, subject to the maximum plan limit described above. At any time, the Compensation Committee may grant an SAR award, either separately or in connection with any option; provided, that, if an SAR is granted in connection with an incentive stock option, it must be granted at the same time that as underlying option is granted. The Compensation Committee will determine the base amount of the SAR at the time that it is granted and will establish any applicable vesting provisions, transfer restrictions or other restrictions as it may determine is appropriate in its sole discretion. When a participant exercises an SAR, he or she will receive the amount by which the value of the stock has appreciated since the SAR was granted, which may be payable to the participant in cash, shares, or a combination of cash and shares, as determined by the Compensation Committee.

Performance Share Awards

The Compensation Committee can grant performance share awards to any employee or key advisor. A performance share award represents the right to receive an amount based on the value of our common stock, but may be payable only if certain performance goals that are established by the Compensation Committee are met. If the Compensation Committee determines that the applicable performance goals have been met, a performance share award will be payable to the participant in cash, shares or a combination of cash and shares, as determined by the Compensation Committee.

Amendment and Termination of the 1998 Plan

Our board of directors can at any time terminate the 1998 Plan. With the express written consent of an individual participant, the board may cancel or reduce or otherwise alter the outstanding awards thereunder if, in its judgment, the tax, accounting, or other effects of the 1998 Plan or potential payouts thereunder would not be in our best interest. The board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the 1998 Plan in whole or in part, provided, however, that without further stockholder approval the board shall not:

•	Increase the maximum number of shares of our common stock which may be issued on exercise of awards under the 1998 Plan;

•	Change the maximum option price;

•	Extend the maximum option term;

•	Extend the termination date of the 1998 Plan; or

•	Change the class of persons eligible to receive awards under the Plan.

Adjustment Provisions

In the event that certain reorganizations of our company or similar transactions or events occur, the maximum number of shares of stock available for grant, the maximum number of shares that any participant in the 1998 Plan may be granted, the number of shares covered by outstanding grants, the kind of shares issued under the 1998 Plan and the price per share or the applicable market value of such grants shall be adjusted by the committee to reflect changes to our common stock as a result of such occurrence to prevent the dilution or enlargement of rights of any individual under the 1998 Plan.

Change of Control and Reorganization

Upon a change of control, as defined in the 1998 Plan, the Compensation Committee may:

•	determine that the outstanding grants, whether in the form of options and stock appreciation rights, shall immediately vest and become exercisable;

•	determine that the restrictions and conditions on all outstanding restricted stock or performance share awards shall immediately lapse;

•	require that grantees surrender their outstanding options and stock appreciation rights in exchange for payment by us, in cash or common stock, in an amount equal to the amount by which the then fair market value of the shares of our common stock subject to the grantee’s unexercised options or stock appreciation rights exceeds the exercise price of those options; and/or

•	after giving grantees an opportunity to exercise their outstanding options and stock appreciation rights, terminate any or all unexercised options and stock appreciation rights.

Upon a reorganization, as defined in the 1998 Plan, where we are not the surviving entity or where we survive only as a subsidiary of another entity, unless the Compensation Committee determines otherwise, all outstanding option or SAR grants shall be assumed by or replaced with comparable options or rights by the surviving corporation. In addition, the

Compensation Committee may require that grantees surrender their outstanding options in exchange for payment by us, in cash or common stock, at an amount equal to the amount by which the then fair market value of the shares of common stock subject to the grantee’s unexercised options exceeds the exercise price of those options and/or after accelerating all vesting and giving grantees an opportunity to exercise their outstanding options or SARs, terminate any or all unexercised options and SARs.

Tax Aspects

The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of applicable state, local or foreign tax laws. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code. An employee granted an Incentive Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the Incentive Option over the Plan Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Option) without complying with both of these holding period requirements (“Disqualifying Disposition”), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short- term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an Incentive Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition. If the holder of an Incentive Option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the Incentive Option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the Incentive Option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the Incentive Option. If an exercise is effected using shares previously acquired through the exercise of an Incentive Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

With respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

In connection with the issuance of Stock Grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is “transferable” or is not subject to a “substantial risk of forfeiture.” A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock Grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Stock Grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934, the Stock Grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture. The recipient would be obligated to include in gross income the fair market value of the Stock Grant received once the conditions to receipt of the Stock Grant are satisfied.

Securities Law Restrictions

The sale of the shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be “affiliates” of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% or greater stockholders may also be subject to the “short swing” profit rule of Section 16(b) of the Securities Exchange Act of 1934.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements and under our 1998 Incentive Stock Plan as of December 31, 2004.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
1998 Stock Incentive Plan	4,562.770	$0.59	2,937,230

Total	4,562.770	$0.59	2,937,230

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Since our Board of Directors is not comprised entirely of independent Directors, decisions affecting the compensation paid to our Chief Executive Officer and to our other executive officers are made, in part, by individuals who have an interest in the outcome of deliberations.

MATTERS TO BE CONSIDERED AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Our Board of Directors currently consists of five members, Randall G. Smith, Cornelis F. Wit, Guus van Kestern, Matthew D. Veatch and Charles Leonard who were elected at our 2004 Annual Meeting of stockholders.

At the 2005 Annual Meeting, five directors will be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Our Board of Directors may be increased by an additional three members pursuant to agreements we have entered into with Noesis Capital Corp and CommonWealth Associates while they served as Placement Agent on private placements of our equity during 2001 and 2002. With respect to this Proposal 1, the five nominees receiving the greatest number of votes cast by the holders of our Voting Securities entitled to vote at the 2005 Annual Meeting will be elected Directors of OmniComm Systems (assuming a quorum is present). We have no reason to believe that any nominee of the Board will be unable to serve if elected. A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees become unable or unwilling to serve.

The following persons have been nominated by the Board for election to the Board of Directors:

Person	Age	Position
Cornelis F. Wit (1)	58	Chief Executive Officer, President and Director
Randall G. Smith (1)	47	Chairman and Chief Technology Officer
Guus van Kesteren (1)(2)(3)	64	Director
Matthew D. Veatch (3)	35	Director
Charles Leonard (2)	70	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Governance and Nominating Committee

Cornelis F. Wit. Mr. Wit has been a member of our Board of Directors since November 1999, and CEO and President since June of 2002. Mr. Wit was interim CEO from June to July 2000. Mr. Wit was the President of Corporate Finance at Noesis Capital Corp, Boca Raton, Florida, an NASD member firm, from March 1995 until September 2000. Prior to 1994, Mr. Wit was the CEO for DMV, USA, the American subsidiary for Campina Melkunie, a Dutch multi-billion dollar food and pharmaceutical ingredient company, and he also served as Vice President International Operations for Duphar, a pharmaceutical company in Holland. Mr. Wit graduated from Nijenrode, a business university in Holland.

Randall G. Smith. Mr. Smith has been an executive officer and member of our Board of Directors since 1997, serving as President and Chief Technology Officer from May 1997 until August 2000 and thereafter as our Chief Technology Officer. From December 1995 to May 1997, Mr. Smith was Director of Operations for Global Communications Group. Mr. Smith received a B.S. from Purdue University.

Guus van Kesteren. Mr. van Kesteren has been a member of our Board of Directors since November 1999. Since 1996, Mr. van Kesteren has been a consultant to Noesis Capital Corp., a NASD member firm. Prior thereto, he was employed from 1972 until 1996 by Johnson & Johnson in various capacities, holding the position of Vice President International from 1985 until 1996 with responsibility for the Australasian subsidiaries. Mr. van Kesteren graduated from Nijenrode, a business university in Holland.

Matthew D. Veatch. Mr. Veatch has been a member of our Board of Directors since February 2004. Since 1999 Mr. Veatch has been employed as a Director for Quintiles Transnational, a global leader in contract product development and commercialization services. From 1997 to 1999 Mr. Veatch was employed as a Director for Affiliated Research Centers. During 1999 Mr. Veatch was employed as a Director for CB Technologies, an EDC provider to pharmaceutical, medical device and bio-technology companies. Mr. Veatch graduated from the University of Colorado at Boulder and expects to receive his MBA from California State University, Dominguez Hills.

Charles E. Leonard. Mr. Leonard has been a member of our Board of Directors since May 2004. Since December 1999 Mr. Leonard has served on the board of directors of Solucient LLC. Mr. Leonard served as Chief Executive Officer and Executive Chairman of Solucient from March 2001 until March 2004. Prior to joining Solucient, Mr. Leonard worked for VNU Marketing Information Services, Dun & Bradstreet Corporation, E.I. DuPont, and the management consulting firm William E. Hill & Co. In addition to OmniComm Systems and Solucient, Mr. Leonard serves on the Board of Directors for Allrecipes.com, and Innovative Systems. Mr. Leonard graduated from the Massachusetts Institute of Technology with a Bachelor’s degree and earned a Bachelor’s of Arts degree from Middlebury College. He received his Master’s degree in business administration from the Wharton School.

Directors’ Compensation

Directors who are not our employees received no compensation for serving on the Board of Directors but are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors’ meetings.

From time to time we issue the members of our Board of Directors options to purchase shares of our common stock as compensation for their services as directors. At December 31, 2004 members of our Board of Directors hold outstanding options to purchase an aggregate of 2,294,270 shares of our common stock at prices ranging from $0.25 to $2.50 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF GREENBERG & CO., LLC

AS INDEPENDENT AUDITORS OF OMNICOMM SYSTEMS

The Audit Committee has selected Greenberg & Co., LLC as our independent auditors for the current fiscal year. Representatives of Greenberg & Co. are not expected to attend the 2005 Annual Meeting. Greenberg & Co. has served as our auditors since July 1999, and has audited our financial statements for the past five fiscal years.

Audit Fees

The aggregate audit fees billed by Greenberg and Company, LLC for professional services rendered for the audit of our annual financial statements included in our annual report on Form 10-KSB during the fiscal year ended December 31, 2004 were $45,000 .The aggregate audit fees billed to us by Greenberg and Company, LLC during the fiscal year ended December 31, 2003 were approximately $35,000. The aggregate audit fees billed to us by Greenberg and Company, LLC for the review of quarterly financial statements included in our quarterly reports on Form 10-QSB for the quarters ending March 31, June 30 and September 30, 2004 were approximately $15,000.

Audit Related Fees

For the fiscal year ended December 31, 2004 the aggregate fees billed for assurance and related services by Greenberg and Company, LLC relating to the performance of the audit of our financial statements which are not reported under the caption “Audit Fees” above was $5,000. For the fiscal year ended December 31, 2003 the aggregate fees billed for assurance and related services by Greenberg and Company, LLC relating to the performance of the audit of our financial statements which are not reported under the caption “Audit Fees” above was $5,000.

Tax Fees

For the fiscal year ended December 31, 2004 the aggregate fees bill for tax compliance, tax advice or tax planning was $0. For the fiscal year ended December 31, 2003 the aggregate fees billed for tax related services was $0.

All Other Fees

Other than fees relating to the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” there were no additional fees billed by our principal accountant for services rendered to us for the fiscal years ended December 31, 2004 or 2003.

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by Greenberg & Co. described above under the captions “Audit-Related Fees” and “Tax Fees” were approved by our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF GREENBERG & CO., LLC AS INDEPENDENT AUDITORS OF OMNICOMM SYSTEMS.

OTHER MATTERS

As of the date hereof, there are no other matters that OmniComm Systems intends to present, or has reason to believe others will present, at the 2005 Annual Meeting. If, however, other matters properly come before the 2005 Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

PROPOSALS OF STOCKHOLDERS TO BE PRESENTED AT THE

COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2006 Annual Meeting of Stockholders may be made following the procedures prescribed in SEC Rule 14a-8 under the Securities Exchange Act of 1934 and must be received by the Secretary of OmniComm Systems at its principal executive offices at 2555 Davie Road, Davie, Florida 33317 on or before March 31, 2006. The submission of a stockholder proposal does not guarantee that it will be included in OmniComm System’s Proxy Statement for the 2006 Annual Meeting of Stockholders.

ANNUAL REPORT ON FORM 10-KSB

A copy of the OmniComm System’s Annual Report on Form 10-KSB for the year ended December 31, 2004 accompanies this Proxy Statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request by mail to Investor Relations, OmniComm Systems, Inc., 2555 Davie Road, Davie, Florida 33317. A copy of our Annual Report on Form 10-KSB, including exhibits, is also available in digital form for download or review by visiting “About Us/ SEC Filings” at www.omnicomm.com or at the SEC’s web site at www.sec.gov.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at Attention: Corporate Secretary, 2555 Davie Road, Davie, Florida 33317, telephone (954) 473-1254. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OMNICOMM SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JULY 22, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of OMNICOMM SYSTEMS, INC., a Delaware corporation, does hereby constitute and appoint CORNELIS WIT, RANDALL G. SMITH and RONALD T. LINARES, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock, 5% Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of OmniComm Systems, Inc. which the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting of Stockholders to be held at Comfort Suites, 2540 Davie Road, Davie, Florida 33317, on July 22, 2005 at 10:00 a.m., and at any and all adjournments and postponements thereof, as follows:

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Please mark your vote as indicated in this example [X]

ITEM 1. ELECTION OF DIRECTORS
VOTE FOR ALL*	WITHHELD FOR ALL
☐	☐

Nominees:

Randall G. Smith

Cornelis F. Wit

Guus van Kesteren

Matthew D. Veatch

Charles Leonard

*	To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:

ITEM 2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 3. OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 3. NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

Signature(s)	Date

Print Name:

Signature(s)	Date

Print Name:

Your Name Must Be Printed Where Indicated. If We Can Not Read Your Signature Your Vote Will Not Be Counted